DEFEATING CANCER: The Challenge. Our Mission. January 2020 Exhibit 99.2

Disclaimer This presentation has been prepared by Deciphera Pharmaceuticals, Inc. for informational purposes only and not for any other purpose. Nothing contained in this presentation is, or should be construed as, a recommendation, promise or representation by Deciphera Pharmaceuticals, Inc. or any director, employee, agent, or adviser of Deciphera Pharmaceuticals, Inc. This presentation does not purport to be all-inclusive or to contain all of the information you may desire. Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data obtained from third-party sources and Deciphera Pharmaceuticals, Inc.'s own internal estimates and research. 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These statements include statements regarding our business strategy, prospective products, clinical trial results, NDA filings, IND filing expectations, product approvals and regulatory pathways, breakthrough therapy designation (BTD), Real-Time Oncology Review (RTOR) and Project Orbis pilot programs, timing and likelihood of success, plans and objectives of management for future operations, expectation regarding future clinical candidates, future results of anticipated products, commercial readiness planning and our readiness for commercial launch, expectations on estimated patient populations, the market opportunity for our drug candidates and business guidance, including discovery, clinical, regulatory and commercial planned milestones, as well as cash guidance, and speak only at the time this presentation was prepared. Such statements are based upon the information available to us now and are subject to change. We will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Factors which could cause actual results to differ materially from those in the forward-looking statements include, among others, our history of significant losses since inception, our ability to obtain necessary capital when needed on acceptable terms, the timing and results from ongoing or future clinical and non-clinical studies and trials, the possibility preliminary, top-line or initial data may not be indicative of the results of final data, unexpected adverse events, our ability to obtain regulatory approval or clearance of our drug candidates, our ability to manage third party drug substance and drug product contract manufacturers, actions of regulatory agencies, our ability to obtain and maintain reimbursement for any approved products and the extent to which patient assistance programs are utilized, any or all of which may affect the initiation, timing and progress of clinical studies and the timing of and our ability to obtain regulatory approval, if at all, and make our investigational drugs, including ripretinib, available to patients, the fact we may not receive the benefits of designations like BTD or of the RTOR or Orbis pilot programs, our ability to plan for potential commercialization of our product candidates, such as ripretinib, and, if approved, execute on our marketing plans, the inherent uncertainty in estimates of patient populations and incidence and prevalence estimates, our ability to comply with healthcare regulations and laws, competition from other products or procedures, our reliance on third-parties to conduct our clinical and non-clinical trials, our reliance on single-source third-party suppliers to manufacture clinical, non-clinical and any future commercial supplies of our drug substance and drug product candidates and our ability to obtain, maintain and enforce our intellectual property rights for our drug candidates. New risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. There can be no assurance that the opportunity will meet your investment objectives, that you will receive a return of all or part of such investment. Investment results may vary significantly over any given time period. The appropriateness of a particular investment or strategy will depend on an investor's individual circumstances and objectives. Deciphera recommends that investors independently evaluate specific investments and strategies. For further information regarding these risks, uncertainties and other factors, you should read the “Risk Factors” section of Deciphera’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Securities and Exchange Commission (the "SEC"), and Deciphera’s other SEC filings. Copyright Deciphera Pharmaceuticals 2020. Deciphera, Deciphera Pharmaceuticals, and the Deciphera Logo are trademarks of Deciphera Pharmaceuticals, LLC. This presentation may contain trade names, trademarks or service marks of other companies. Deciphera does not intend the use or display of other parties’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of, these other parties. Forward-Looking Statements

Executing on Our Mission At Deciphera, we are focused on discovering, developing, and bringing important new medicines to patients for the treatment of cancer. Ripretinib: Positive results from INVICTUS Phase 3 study in ≥4th line GIST Ripretinib: NDA submitted and preparing for potential U.S. launch Rapidly advancing wholly-owned clinical-stage portfolio(1) Novel switch control kinase inhibitor discovery platform fuels the pipeline Notes: GIST=gastrointestinal stromal tumor; NDA=new drug application; (1) Exclusive development and commercialization license for ripretinib with Zai Lab in Greater China. +

Robust Clinical Stage Oncology Pipeline of Novel Kinase Inhibitors



PRECLINICAL
PHASE 1
PHASE 1B/2
PHASE 3
REGULATORY SUBMISSION
COMMERCIAL RIGHTS
Ripretinib
Broad Spectrum Inhibitor of KIT & PDGFRα
GIST ≥4th Line (INVICTUS Study)
GIST 2nd Line (INTRIGUE Study)
Systemic Mastocytosis and Other Solid Tumors
deciphera(1)
DCC-3014
Selective Inhibitor of CSF1R
Tenosynovial Giant Cell Tumor
Other Solid Tumors
deciphera
Rebastinib
Selective Inhibitor of TIE2
Solid Tumors in Combination with Paclitaxel
(includes breast, ovarian & endometrial cancers)
Solid Tumors in Combination with Carboplatin
(includes mesothelioma, ovarian & breast cancers)
deciphera
DCC-3116
Selective Inhibitor of ULK
Autophagy Inhibitor
Targeting RAS Mutant Cancers
deciphera
Additional Program
Immunokinase
(undisclosed target)
deciphera

deciphera

Notes: KIT=KIT proto-oncogene receptor tyrosine kinase; PDGFRα=platelet-derived growth factor receptor α; CSF1R=colony stimulating factor 1 receptor; TIE2=TEK tyrosine kinase; (1) Development and commercialization exclusive license with Zai Lab in Greater China.

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Potential FDA approval and commercial launch in advanced GIST Submit EU marketing authorization application to EMA Complete enrollment in the INTRIGUE Phase 3 study in 2nd line GIST Present Phase 1 study expansion data Select Phase 2 dose for tenosynovial giant cell tumor (TGCT) and open expansion cohort Update Phase 1 data in TGCT patients Select Phase 2 dose and activate Part 2 of Phase 1b/2 study in combination with carboplatin Present Phase 1b/2 data in combination with carboplatin Present Phase 1b/2 data in combination with paclitaxel Submit IND application to FDA Notes: FDA=U.S. Food and Drug Administration; EMA=European Medicines Agency; IND=Investigational New Drug. 2020 Expected Milestones for the Year Ahead Ripretinib DCC-3014 Rebastinib DCC-3116

Ripretinib: Potential to Change Practice in Advanced GIST Novel TKI designed to inhibit broad range of mutations in KIT and PDGFRα Notes: TKI=tyrosine kinase inhibitor. Strong efficacy and safety data from randomized Phase 3 INVICTUS study NDA submitted to FDA for advanced GIST Marketing applications submitted to Health Canada and Australian Therapeutic Goods Administration for advanced GIST and are being reviewed under FDA Project Orbis (pilot program) Breakthrough Therapy Designation for advanced GIST NDA being reviewed under FDA Real-Time Oncology Review (pilot program)

Ripretinib: A Novel Kinase Switch Control Inhibitor z A unique dual mechanism of action that regulates the kinase switch pocket and activation loop Prevents the activation loop from binding to the switch pocket Locks the kinase in the inactive (“off”) state Notes: ATP=adenosine triphosphate. Switched on: Kinase active Switched off: Kinase inactive Achieving switch control may prevent downstream signaling and cell proliferation to potentially overcome the mechanisms of resistance associated with progressing GIST

Ripretinib: Designed to Address a Broad Range of Mutations in GIST

KIT Mutations Drive ~80% of GIST



Exon 9
Exon 11
Exon 13
Exon 17

Domain	Gene	1° Mutation Frequency	2° Mutation Frequency
D5	*KIT*	10%	
JM	*KIT*	67	
	PDGFRA	1	
TK1	*KIT*	1	56
	PDGFRA	1	
A-Loop	*KIT*	1	41
	PDGFRA D842V	5	
	PDGFRA	1	3

Source: Hemming M et al. Translational insights into gastrointestinal stromal tumors and current clinical advances. Annals of Oncology; 29: 2037-2045, 2018.

Ripretinib: Broad Mutational Coverage in KIT and PDGFRα



KIT and PDGFRA primary mutations
A
DCC-2618
DP-5439
Imatinib
Sunitinib
Regorafenib
BLU-285
Exon 9 AYdup502-503 primary mutation + imatinib-resistance mutations
B
DCC-2618
DP-5439
Imatinib
Sunitinib
Regorafenib
BLU-285
Exon 11 primary mutations + imatinib-resistance mutations
C
DCC-2618
DP-5439
Imatinib
Sunitinib
Regorafenib
BLU-285

Source: AACR 2018

Notes: (A) GIST primary mutations; or imatinib-resistant KIT mutations with (B) exon 9 or (C) exon 11 primary mutations.

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Significant Unmet Medical Need Post-Imatinib Estimated Incidence of GIST: U.S. 4,000-6,000(1) 1st Line Treatment: Imatinib* mPFS: 18.9 months(2) mOS: 46.8 months(3) 1L 2L 2nd Line Treatment: Sunitinib* mPFS: 5.6 months(4) mOS: 17.0 months(4) ~2,000 U.S. incident patients eligible for treatment(6) Notes: mPFS=median progression free survival; mOS=median overall survival; (1) American Cancer Society, Key Statistics for Gastrointestinal Stromal Tumors, Accessed December 13, 2019; (2) Gleevec [package insert]. Stein, Switzerland: Novartis; 2008; (3) Casali PG, et al. J Clin Oncol. 2017;35:1713-1720; (4) Sutent [package insert]. New York, NY: Pfizer; 2011, mPFS and mOS converted from weeks to months; (5) Stivarga [package insert]. Germany: Bayer Healthcare; 2013; (6) Internal Deciphera estimate of annual new treatment-eligible 2nd line patients of approximately 2,000 is based on recent analyses of U.S. claims data.  For reference, estimated annual prevalence of treated GIST patients in the 2nd line is approximately 2,600 based on recent Deciphera analyses of U.S. claims data; (7) Eligible patients for the 3rd and 4th lines exclude the estimated proportion of patients that die, discontinue oncology treatment, or enter clinical trial and, therefore, are not eligible for treatment. These estimates are based on recent Deciphera analyses of U.S. claims data. Estimates are inherently uncertain. 3L 3rd Line Treatment: Regorafenib* mPFS: 4.8 months(5) mOS: 17.4 months(5) ~70-80% eligible patients from prior line(7) 4L 4th Line Treatment: No Approved Treatment* ~70-80% eligible patients from prior line(7) *As of January 9, 2020, avapritinib is approved in the U.S. for GIST patients with PDGFRA exon 18 mutations only, which mutations are harbored by an estimated ~6% of patients with newly diagnosed GIST.

Global Pivotal Phase 3 Study in ≥4th Line GIST 10 3+ Prior Lines of Therapy(1) Notes: QD=daily; (1) Phase 3 pivotal study in patients with ≥4th line GIST who previously received at least imatinib, sunitinib, and regorafenib; (2) Following progression: (a) placebo patients can crossover to ripretinib and (b) ripretinib patients can continue on treatment or escalate to 150 mg BID, or twice daily. 2:1 Randomization Double Blind n=129 35 Sites 13 Countries Ripretinib 150 mg QD Placebo PRIMARY ENDPOINT = Progression Free Survival(2)

Progression-Free Survival (PFS) Benefit Notes: Data presented at European Society for Medical Oncology (ESMO) Congress 2019; (1) Double-blind period. Reduction in Risk of Disease Progression or Death Versus Placebo 85% 100 80 60 40 20 0 0 2 4 6 8 10 12 14 Months Survival probability (%) Ripretinib 150 mg QD (n=85) Placebo (n=44) Median PFS 6.3 months vs 1.0 month(1) HR=0.15 (95% CI, 0.09–0.25) P<0.0001

Durable Response with Ripretinib Patients Who Responded (n=8) ORR 9.4% n=8 ORR 0% n=0 Ripretinib n=85 Placebo n=44 P=0.0504 Median duration of response has not been reached yet Notes: Data presented at ESMO Congress 2019; ORR=Objective response rate; ORR was not statistically significant. Confirmed ORR *7 of 8 ripretinib responders are still responding as of data cutoff All responders had partial responses 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 Months Time to Response Duration of Response PFS Censor PFS Event * * * * * * *

Overall Survival (OS) Benefit Notes: Data presented at ESMO Congress 2019; Data includes all time periods, including dose escalations. Placebo arm includes patients taking placebo who, following progression, were crossed-over to ripretinib treatment; (1) Due to hierarchical testing procedures of the end points, the OS end point could not be formally tested because the ORR was not statistically significant. Reduction in Risk of Death Versus Placebo 64% Ripretinib (n=85) Placebo (n=44) 100 80 60 40 20 0 0 2 4 6 8 10 12 16 14 Survival probability (%) Months Median OS 15.1 vs 6.6 months HR=0.36 (95% CI, 0.20–0.62) Nominal P=0.0004(1)

Ripretinib Was Generally Well Tolerated RIPRETINIB PLACEBO Preferred Term Any Grade (n=85) Grade 3/4 (n=85)(1) Any Grade (n=43)(2) Grade 3/4 (n=43) (1),(2) Any TEAE or grade 3/4 TEAE(3) 84 (99%) 42 (49%) 42 (98%) 19 (44%) Alopecia 44 (52%) 0 2 (5%) 0 Fatigue 36 (42%) 3 (4%) 10 (23%) 1 (2%) Nausea 33 (39%) 3 (4%) 5 (12%) 0 Abdominal pain 31 (37%) 6 (7%) 13 (30%) 2 (5%) Constipation 29 (34%) 1 (1%) 8 (19%) 0 Myalgia 27 (32%) 1 (1%) 5 (12%) 0 Diarrhea 24 (28%) 1 (1%) 6 (14%) 1 (2%) Decreased appetite 23 (27%) 1 (1%) 9 (21%) 1 (2%) PPE syndrome 18 (21%) 0 0 0 Vomiting 18 (21%) 3 (4%) 3 (7%) 0 Notes: Data presented at ESMO Congress 2019; TEAE=treatment emergent adverse events; PPE=palmar-plantar erythrodysesthesia syndrome; (1) Corresponding grade 3/4 TEAEs to TEAEs in >20% of patients receiving ripretinib; (2) 44 patients were randomized to placebo, but 1 patient did not receive treatment; (3) Regardless of causality; (4) One patient in each arm considered possibly related to blinded study drug. RIPRETINIB (n=85) PLACEBO (n=43)(2) Dose reduction 6 (7%) 1 (2%) Dose interruption 20 (24%) 9 (21%) Treatment discontinuation 7 (8%) 5 (12%) Death(4) 5 (6%) 10 (23%) TEAEs in >20% of patients Any TEAE leading to…

Ripretinib: A Potential Best-In-Class Treatment for Advanced GIST 15 Ripretinib was associated with a favorable safety profile Ripretinib showed a clinically meaningful improvement in overall survival vs. placebo, reducing the risk of death by 64% (median OS of 15.1 months vs. 6.6 months; HR=0.36, 95% CI (0.20-0.63), Nominal P=0.0004) Ripretinib significantly improved progression free survival vs. placebo, reducing the risk of progression or death by 85% (median PFS of 6.3 months vs. 1.0 month; HR=0.15, 95% CI (0.09-0.25), P<0.0001) Notes: Data presented at ESMO Congress 2019.

Line of Therapy(1) 2nd Line (n=31) 3rd Line (n=28) ≥4th Line (n=83) Median Progression Free Survival 46 weeks 36 weeks 24 weeks Objective Response Rate (confirmed responses only) 19% 14% 7% Median Duration of Response 80 weeks NE 76 weeks Mean Treatment Duration(2) 56 weeks 58 weeks 45 weeks 16 Notes: Data presented at AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics 2019; data cut-off of August 10, 2019; NE=not estimatible; (1) Data for ripretinib 150 mg QD in 142 patients and based on investigator assessment as determined by RECIST v1.1; (2) Includes 64 patients who elected for intra-patient dose escalation from 150 mg QD to 150 mg BID. Ripretinib 150 mg QD (n=142) Ripretinib: Phase 1 GIST Cohorts Positive Updated Results Across All Lines of Treatment

106 Active Sites(1) 18 Countries Ongoing Global Pivotal Phase 3 Study in 2nd Line GIST 17 Notes: (1) Number of open sites current as of January 3, 2020; (2) Phase 3 pivotal study in 2nd line patients who previously received imatinib. Prior Imatinib Therapy(2) 1:1 Randomization Open-label n=358 Ripretinib 150 mg QD Sunitinib 50 mg QD No Cross-over Option PRIMARY ENDPOINT = Progression Free Survival Initiated December 2018

2020 2019 2015-2017 2018 Nov 2015 First Patient Dosed in Phase 1 Dose Escalation Feb 2018 First Patient Dosed in INVICTUS Phase 3 Study in 4th Line GIST Nov 2018 Full Enrollment in INVICTUS Feb 2019 First Patient Dosed in INTRIGUE Phase 3 Study in 2nd Line GIST Aug 2019 Top-line INVICTUS Data Released Oct 2019 FDA Grants Breakthrough Therapy Designation (4th Line GIST) Dec 2019 NDA Submission; Reviewed Under RTOR (4th Line GIST) Dec 2016 Initial Proof-of-Concept in GIST Patients Jan 2020 Announced NDA Submissions in Canada and Australia Under FDA’s Project ORBIS (4th Line GIST) Expected 2020 Milestones: Potential FDA Approval and Commercial Launch in Advanced GIST Submit MAA to EMA Complete Enrollment of INTRIGUE Phase 3 Study Notes: MAA=marketing authorization application. Ripretinib: Rapid Clinical Development 4 Years from IND to NDA Submission

Commercial Preparations are on Track for Potential 2020 Launch MARKET ACCESS Market access leadership in place Market access field team recruiting on track Distribution and patient support/assistance strategies defined and build on track SALES VP of sales in place Customer segmentation & targeting complete Selling model defined Sales force recruiting on track MARKETING Marketing teams in place (HCP and patient) Go-to-market strategies defined Active and appropriate KOL engagement ongoing Disease education program launched MEDICAL AFFAIRS MSL team built and engaging with KOLs Publication plan implemented Medical information build on track Notes: MSL=medical science liaison; KOL=key opinion leader; HCP=healthcare professional; VP=vice president. $

GIST Treatment Occurs in Both Academic (~30%) and Community (~70%) Institutions; Many Leading Institutions Have Participated in Ripretinib Trials Academic Community Ripretinib Trial Site Largest Institutions By GIST Patient Volume Notes: Deciphera internal analysis of claims data, 2019.

Market Research Verbatims In Deciphera Market Research, Oncologists Highlight Key Areas of Unmet Need Notes: Deciphera internal market research, 2019. Commonly Cited Unmet Needs “We have a very effective front-line treatment available... which is very rewarding.” Need for more effective and tolerable treatment options after front-line imatinib Need for therapies that address mutational heterogeneity across and within GIST patients “The toxicity [of post-imatinib therapies] is higher, so the cost in terms of quality of life is worse than when we are using imatinib.” Need for novel mechanism of action to overcome resistance “…the transition to [post-imatinib therapy] is difficult emotionally as well as clinically.”

Deciphera Market Research Shows the Importance of OS, PFS, and Tolerability in GIST and High Interest in Ripretinib Product Profile 2nd Line 4th Line OS (61%) PFS (61%) Safety / Tolerability (51%) ORR (45%) Duration of response (42%) Quality of life (37%) DCR / CBR (37%) NCCN Guidelines (37%) Quality of life (45%) OS (59%) PFS (57%) Safety / Tolerability (53%) ORR (45%) Duration of response (37%) DCR / CBR (33%) NCCN Guidelines (30%) Efficacy Safety Other Less important attributes More important attributes LEGEND: Frequently cited reasons: Overall survival benefit Progression free survival benefit Duration of response Safety / tolerability profile Objective response rate 97% of oncologists surveyed would consider using a product like ripretinib in advanced GIST(2) Ranking of endpoints by level of importance(1, 2) Notes: NCCN=National Comprehensive Cancer Network; DCR=disease control rate; CBR=clinical benefit rate; (1) Percent of respondents selecting as one of the most important endpoints; (2) Deciphera quantitative demand market research, n=251 GIST treating oncologists, October 2019.

Leverage ripretinib’s differentiated mechanism of action and currently known clinical profile to address unmet medical needs Deciphera’s Vision for Ripretinib in GIST is to be the Standard of Care Across All Approved Indications Fast-to-market strategy designed to fulfill urgent unmet need in 4th line GIST Expansion strategy in 2nd line GIST designed to address need for more effective and tolerable options post-imatinib LCM strategies to explore additional uses and indications Front-line opportunities Potential combination strategies Notes: LCM=life cycle management.

DCC-3014: A Highly Selective and Potent CSF1R Inhibitor



DCC-3014 Inhibition of CSF1 Receptor
Paracrine loop is disrupted by DCC-3014
DCC-3014
Inflammatory cell
Neoplastic TGCT cell
DCC-3014
Autocrine loop is disrupted by DCC-3014
CSF1
CSF1R

Sources:
1. West et al. Proc Natl Sci USA. 2006; 103(3):690-695.
2. Quail and Joyce. Nat Med. 2013; 19(11); 1423-1437.
3. Tap et al. N Engl J Med. 2015; 351: 1502-1512.
4. Cannarile et al. J Immunother Cancer. 2017; 5(1): 53.

- Phase 1 dose escalation study ongoing
- Generally well tolerated at doses of up to 50 mg in patients receiving three-day loading, followed by 20 mg QD maintenance regimen
- Initial proof-of-concept in three patients with diffuse-type tenosynovial giant cell tumor (TGCT) with preliminary anti-tumor activity
  - Potential for favorable tolerability profile when considering challenges of existing approved therapy

Notes: Data presented at Connective Tissue Oncology Society (CTOS) Annual Meeting 2019.

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Unmet Medical Need in Tenosynovial Giant Cell Tumor (TGCT)



Symptoms

- Rare, locally aggressive tumors
- Genetic translocation causes overproduction of CSF-1, triggering migration of inflammatory cells to tumor sites

Two Types of TGCT

1. **Localized TGCT**
   - Affects fingers, toes, knee, wrist and ankle
   - Annual incidence of new cases in the U.S.: ~13,000[1]
2. **Diffuse TGCT**
   - Most commonly affects the knee, as well as hip, ankle, elbow and shoulder
   - Annual incidence of new cases in the U.S.: ~1,300[1]

Unmet Medical Need

- Surgical resection is standard treatment
- High rate of recurrence in diffuse TGCT
- CSF1R inhibition has demonstrated clinical benefit in diffuse TGCT
- Pexidartinib received FDA approval in August 2019
  - REMS and intensive monitoring required due to hepatotoxicity concerns (off-target)
- Unmet medical need for effective CSF1R inhibitor with favorable safety/tolerability profile for TGCT patients deciphera

Notes: CSF-1=colony-stimulating factor 1; REMS=Risk Evaluation and Mitigation Strategies;
(1) Mastboom et al. *Acta Orthopaedica*. 2017;88(6):688-694.

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DCC-3014: Preliminary Phase 1 Data in Initial TGCT Patients

Clinical Proof-of-Concept in TGCT Patients


Patient 1
% Change in tumor size from baseline
50
20
0
-30
-50
-100
48%
61%
75%
84%
Baseline
C3D1
C5D1
C7D1
C10D1
Time from first dose
Patient 2
25%
Time from first dose
Patient 3
24%
Time from first dose

Changes from baseline in tumor size assessed by investigator per RECIST version 1.1

DCC-3014 was generally well tolerated in initial three patients with diffuse-type TGCT

No grade ≥3 TEAEs observed

Preliminary anti-tumor activity and symptomatic improvement

Symptomatic improvements in mobility and reduced pain were observed in all three patients based on investigator notes

Dose-escalation evaluation is ongoing to determine the recommended Phase 2 dose deciphera

Notes: Data presented at CTOS Annual Meeting 2019; dashed lines denote 30% decrease and 20% increase in tumor size threshold for partial response and progressive disease, respectively, per RECIST version 1.1; C=cycle; D=day; RECIST=response evaluation criteria in solid tumors; two patients remained on study and one patient discontinued in Cycle 4 due to relocation to outside of U.S.

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DCC-3014: TGCT Case Studies from the Phase 1 Patient 1 Patient 2 Notes: Data presented at CTOS Annual Meeting 2019. Baseline C3D1 C10D1 48% 84% Baseline C3D1 25% 24-year-old female patient diagnosed with diffuse-type TGCT (right posterior knee) in June 2016, three prior surgeries, and recurrence/progression on MRI by December 2018 Active in Cycle 10 as of data cut-off 57-year-old female patient diagnosed with diffuse-type TGCT (right hip) in 2014, six prior surgeries, and recurrent disease on MRI by February 2019 Active in Cycle 5 as of data cut-off

Rebastinib: A Highly Potent and Selective TIE2 Inhibitor

Potential Benefits in Combination with Chemotherapy

- Chemotherapy leads to recruitment of pro-tumoral M2 macrophages from the bone marrow
- M2 macrophages serve as pumps for tumor cell intravasation and metastasis
- Rebastinib is designed to inhibit chemotherapy-induced recruitment of M2 macrophages to tumors
- Rebastinib is designed to block rebound angiogenesis and inhibit M2 macrophages



- Potent, small molecule inhibitor of TIE2
- Targets TIE2 expressing macrophages (TEMs) and endothelial cells in tumor environment
- Combination of rebastinib with chemotherapy may increase tumor killing through multiple mechanisms
  - Tumor vascularization, dissemination, metastasis, immunotolerance

Development status

- Two ongoing studies in combination with paclitaxel or carboplatin
- Encouraging preliminary results from Part 1 of the Phase 1b/2 study in combination with paclitaxel presented in October 2019
- Selected Phase 2 dose and activated Part 2 of the Phase 1b/2 study in combination with carboplatin in January 2020

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Rebastinib: Phase 1b/2 Study in Combination with Paclitaxel Notes: (1) 80 mg/m2 60 minute IV infusion. Rebastinib 50 mg BID + Paclitaxel(1) Rebastinib 100 mg BID + Paclitaxel(1) n = 19 n = 24 Cohort 1 Triple Negative Breast Cancer Cohort 2 Inflammatory Breast Cancer Cohort 3 Ovarian Cancer Cohort 4 Endometrial Cancer n ≤18 per cohort If >4 responses, enroll additional patients in the cohort for a total of up to 33 patients If ≤4 responses, discontinue the cohort Rebastinib 50 mg BID + Paclitaxel Phase 2 Dose Part 1 Part 2 Simon Two-Stage Design

Rebastinib: Part 1 of Phase 1b/2 Study in Combination with Paclitaxel Shows Encouraging Preliminary Anti-tumor Activity Time on Treatment and Best Response for Rebastinib 50 mg BID + Paclitaxel(1) Time on Treatment and Best Response for Rebastinib 100 mg BID + Paclitaxel(1) Notes: Data presented at AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics 2019; AC=adenocarcinoma; ACC=adrenocortical carcinoma; MPM=malignant peritoneal mesothelioma; PD=progressive disease; PR=partial response; SCC=squamous cell carcinoma; SD=stable disease; (1) Tumor responses were evaluated by the investigator according to Response Evaluation Criteria in Solid Tumors 1.1 criteria; as per study protocol, includes confirmed and unconfirmed responses; *prior paclitaxel therapy; †patient did not receive prior paclitaxel, but did receive prior docetaxel. Objective responses OVARIAN BREAST CARCINOSARCOMA PERITONEAL MESOTHELIOMA SD Breast* ACC Breast* Ovarian* Breast Ovarian* Ovarian* Endometrial AC* Thyroid Breast* Endometrial AC Endometrial AC Ovarian* Carcinosarcoma* Endometrial AC* SCC Ovarian* Rectal* Carcinosarcoma* Melanoma Cervical SCC MPM Breast† PR PR SD SD SD PR SD SD SD SD SD PR PR PD PD 0 1 2 3 4 5 6 7 8 9 10 11 Months on Rebastinib Pancreas AC Anal Carcinoma* Cholangiocarcinoma Breast* Ovarian* Melanoma Endometrial AC* Endometrial AC* Urothelial/Bladder Breast* Pancreas AC Melanoma Ovarian* Ovarian* Esophageal SCC* Breast* Metastatic Endometroid AC* Ovarian* Ovarian* PR SD SD PR SD SD PR PD SD PD 0 1 2 3 4 5 6 7 8 9 10 11 Start of PR Start of SD Start of PD Treatment ongoing Start of PR Start of SD Start of PD Treatment ongoing Months on Rebastinib

Rebastinib: Part 1 Data of the Phase 1b/2 Study Showed the Combination with Paclitaxel Was Generally Well Tolerated

TEAEs ≥ 10% regardless of relatedness

	50 mg BID (n=24)		100 mg BID (n= 19)		Total (n=43)	
Preferred Term	Any grade	Grade ≥ 3	Any grade	Grade ≥ 3	Any grade	Grade ≥ 3
Fatigue	8 (33%)	1 (4%)	5 (26%)	0	13 (30%)	1 (2%)
Constipation	3 (13%)	0	6 (32%)	0	9 (21%)	0
Diarrhea	2 (8%)	0	7 (37%)	0	9 (21%)	0
Dry mouth	6 (25%)	0	3 (16%)	0	9 (21%)	0
Alopecia	4 (17%)	0	4 (21%)	0	8 (19%)	0
Anemia	4 (17%)	2 (8%)	4 (21%)	2 (11%)	8 (19%)	4 (9%)
Dyspnea	4 (17%)	0	4 (21%)	0	8 (19%)	0
Nausea	6 (25%)	1 (4%)	2 (11%)	0	8 (19%)	1 (2%)
Peripheral sensory neuropathy	2 (8%)	0	6 (32%)	0	8 (19%)	0
Dizziness	3 (13%)	0	4 (21%)	0	7 (16%)	0
Hypokalemia	4 (17%)	1 (4%)	3 (16%)	0	7 (16%)	1 (2%)
Urinary tract infection	3 (13%)	1 (4%)	4 (21%)	0	7 (16%)	1 (2%)
Hypomagnesemia	3 (13%)	0	3 (16%)	0	6 (14%)	0
Onychomadesis	3 (13%)	0	3 (16%)	0	6 (14%)	0
Sepsis	2 (8%)	2 (8%)	4 (21%)	4 (21%)	6 (14%)	6 (14%)
ALT increased	5 (21%)	0	0	0	5 (12%)	0
Decreased appetite	3 (13%)	0	2 (11%)	0	5 (12%)	0
Dysgeusia	3 (13%)	0	2 (11%)	0	5 (12%)	0
Headache	1 (4%)	1 (4%)	4 (21%)	0	5 (12%)	1 (2%)
Rash	3 (13%)	0	2 (11%)	0	5 (12%)	0
Stomatitis	4 (17%)	1 (4%)	1 (5%)	0	5 (12%)	1 (2%)
Vomiting	4 (17%)	1 (4%)	1 (5%)	0	5 (12%)	1 (2%)

- Frequencies of TEAEs were similar between 50 mg and 100 mg BID
- One patient experienced a rebastinib-related SAE (grade 2 muscular weakness) and 4 patients had an SAE related to paclitaxel and rebastinib (5 events: grade 3 pneumonia [n=2], grade 3 nausea [n=1], grade 3 vomiting [n=1], and grade 2 myocardial ischemia [n=1])
- Two patients experienced muscular weakness (one grade 1 at 50 mg BID and remains on treatment, and one grade 2 at 100 mg BID and discontinued treatment)

deciphera

Notes: Data presented at AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics 2019.

31

DCC-3116 is a Potent & Selective ULK Inhibitor Designed to Inhibit Autophagy

ULK: Initiating Factor for Autophagy



Initiation
ULK1 compex
Class III PI3K complex
ATG14L
Beclin 1
VSP34
VSP15
Autophagosome
Lysosome
hydrolic enzymes
Fusion of autophagosome with lysosome
Autolysosome
LC3II
p62
ATG5
ATG12
ATG16L
ubiquitinated proteins
ER
mitochondria
protein aggregates
Phagophore initiation and elongation
Degradation by hydrolytic enzymes
Degraded product

Adapted from: Ndoye A and Weeraratna AT. Autophagy- An emerging target for melanoma therapy [version 1]. F1000Research 2016, 5:1888.

First-in-class opportunity for new therapeutic in RAS mutant cancers

- RAS mutant cancers have high basal levels of autophagy
- DCC-3116 observed preclinically to durably and potently inhibit autophagy in RAS mutant cancer cell lines through the inhibition of ULK kinase
- Combination of DCC-3116 and MAPK pathway inhibitors have been observed to synergize to block RAS mutant cancers *in vivo*

Highly potent and selective (IC_{50} at 1 mM ATP)

- ULK1 4.7 nM and ULK2 35 nM
- No off-target kinases within 30-fold of ULK1/ 5 kinases within 100-fold of ULK1

Designed to avoid CNS exposure

IND submission expected in 2H 2020

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32

As of September 30, 2019 Financial Highlights 51 MM (basic) 58 MM (fully-diluted) $635 MM Cash Expected to Fund Operating Expenses and CapEx into 2022 Shares Outstanding Cash, Cash Equivalents & Marketable Securities

Significant Expected 2020 Milestones Across the Pipeline Ripretinib Potential FDA approval and commercial launch in advanced GIST Submit EU marketing authorization application to EMA (2H20) Complete enrollment in the INTRIGUE Phase 3 study in 2nd line GIST (2H20) Present Phase 1 study expansion data (2H20) DCC-3014 Select Phase 2 dose for TGCT and open expansion cohort (2H20) Update Phase 1 data in TGCT patients (2H20) DCC-3116 Submit IND application to FDA (2H20) Rebastinib Present Phase 1b/2 data in combination with carboplatin (2H20) Present Phase 1b/2 data in combination with paclitaxel (2H20) Select Phase 2 dose and activate Part 2 of Phase 1b/2 study in combination with carboplatin (1H20)

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